UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2017

MCBC Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37502	06-1571747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cherokee Cove Drive Vonore, Tennessee	37885
(Address of Principal Executive Offices)	(Zip Code)

(423) 884-2221

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 8, 2017, the Board of Directors (the “Board”) of MCBC Holdings, Inc. (the “Company”), upon recommendation by the Company’s Nominating and Corporate Governance Committee, elected W. Patrick Battle to serve as an independent Class III director of the Company, effective May 8, 2017. Mr. Battle has also been appointed to serve on the Company’s Nominating and Corporate Governance Committee, effective May 8, 2017. Mr. Battle will be entitled to receive compensation under the Company’s non-employee director compensation policy, including a grant of restricted stock. In addition, Mr. Battle will also enter into the Company’s standard indemnification agreement with directors.

A copy of the Company’s press release announcing Mr. Battle’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated May 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCBC HOLDINGS, INC.

Dated: May 8, 2017	/s/ Timothy M. Oxley
Timothy M. Oxley
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 8, 2017.